CERTIFICATION
PURSUANT TO SECTION 906
OF THE
SARBANES-OXLEY ACT

I, Roland G. Caldwell, Jr., President of C/Funds Group, Inc. (the "Registrant"), certify to the best of my knowledge that:

  The Registrant's periodic report on Form N-CSR for the period ended June 30, 2004 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and
  The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	July 30, 2004	/s/ Roland G. Caldwell, Jr.
Roland G. Caldwell, Jr., President (Principal Executive Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to C/Funds Group, Inc. and will be retained by C/Funds Group, Inc. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.